Exhibit 10.6
Western Alliance Bancorp
Torrey Pines Bank
Annual Bonus Plan 2009
Objective: The purpose of this Annual Bonus Plan is to provide incentives and rewards for superior performance in order to attract and retain highly qualified team members and to maximize financial performance so that Western Alliance Bancorp (WAL) will meet and exceed its goals.
Eligibility: Selected team members who are employed by WAL as of January 1st of the Plan Year. Bonuses for team members hired after January 1st but on or before September 30th of a Plan Year will be prorated. Team members hired after September 30th may be eligible the following Plan Year.
Effective Date: January 1, 2009. This Plan supersedes all others before it.
Frequency of Awards: Awards will be paid annually within 90 days after the end of the Plan Year. Participants must be employed at the payment date to receive any bonus compensation under this Plan.
Plan Administrator: WAL’s Incentive Compensation Committee will administer the Plan. This Committee is made up of WAL’s Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer.
How the Plan Works: Subject to the terms of the Plan, bonus calculations will be based on the following factors: 1) WAL’s EPS growth, 2) NET EARNINGS growth of individual bank, 3) Organic Deposit growth, and 4) QUALITY control (Regulatory exams, Internal Audits, Credit Quality). The focus on growing and increasing deposits will allow the Bank to continue making loans.
A Target bonus percentage expressed as a percent of Base Salary will be established for each Participant. A payout at the maximum level requires outstanding performance for the year in all components of the Plan.
Base Salary is defined as the Participant’s actual salary earned for the year which includes pay for regular hours worked plus paid holiday, sick, and vacation hours; earnings received while on a Leave of Absence are not included in this calculation.
A.	WAL’s EPS Performance is weighted 10% at the Bank level

This portion of the Plan measures the Corporations performance in EPS.

Adjustments maybe made to this calculation to account for miscellaneous gains or losses. For example, restructuring charges will be excluded and allocations will be normalized. The Incentive Compensation Committee may approve other adjustments.
1.	As soon as possible after the end of the Plan Year, the Finance Division will calculate WAL’s EPS.

2.	EPS will be calculated including acquisitions.
January 1, 2009 (as approved by the WAL Compensation Committee January 19, 2009)

WAL
Annual Bonus Plan
3.	The WAL EPS portion of the bonus will be calculated based on hitting the following EPS targets listed below:

Same targets for all affiliates

Growth in	Percent of Target
WAL EPS	Bonus Paid
Performance	(WAL Portion)
Less than $.20	No Bonus paid
Between $.20 to $.25	50% to 75%
Between $.25 to $.30	75% to 100%
Between $.30 to $.40	100% to 125%
Between $.40 to $.60	125% to 150%
B.	Net Income Performance is weighted 25%

This portion of the Plan measures the affiliate’s performance in Net Income. Net Income is defined as the Bank’s income after taxes:

(Net Interest Income + Non-interest Income) – (Non-interest Expense – Taxes) = Net Income

Adjustments will be made to this calculation to account for miscellaneous gains or losses. The Incentive Compensation Committee may approve other adjustments.
1.	As soon as possible after the end of the Plan Year, the Finance Division will calculate the Bank’s Net Income.

2.	The following chart will determine level of payout for Net Income Growth.

Growth in	Percent of Target
Bank Net Income Performance	Bonus Paid
TPB	(Bank Portion)
Less than $6.0MM	No Bonus paid
Between $6.0MM to $6.5MM	50% to 75%
Between $6.5MM to $7.0MM	75% to 100%
Between $7.0MM to $8.0MM	100% to 125%
Between $8.0MM to $9.0MM	125% to 150%

WAL
Annual Bonus Plan
C.	Organic Deposit Growth Performance is weighted 35%

This portion of the bonus will be calculated based on Bank performance in Organic Deposit Growth.

Senior Management will agree on final budget projections that will be translated into financial performance goals.

Organic Deposit Growth
1.	In setting the Budget for each Bank, Organic Deposit Growth Goals will be established.

2.	As soon as possible after the end of the Plan Year, the Finance Department will measure the Actual Organic Deposit results for the Bank. Adjustments may be made to these calculations to account for staff transfers, windfalls, etc.

3.	Following are the definitions/calculations on which this portion of the bonus will be based:
a.	A calculation will be made for the Bank Growth in Organic Deposits (35% of target).

b.	Calculation: The percent of Target bonus paid for Organic Deposit Growth will be calculated based on the following schedule:

c.	Organic Deposits will be calculated on organic growth and will not include increases in Organic Deposits acquired by acquisition.
Organic Deposit Growth 35% of target

Bank Performance	Percent of Target
Organic Deposit Growth	Paid
TPB	(Organic Deposit)
Less than $70MM	No Bonus paid
Between $70MM to 100MM	50% to 75%
Between $100MM to $140MM	75% to 100%
Between $140MM to $200MM	100% to 125%
Between $200MM to $275MM	125% to 150%
4.	In order to receive more than 100% of the Organic Deposit growth portion of the bonus:

WAL
Annual Bonus Plan
a.	Bank must achieve a growth of at least $140MM+ in Organic Deposits to pay more than 100% for the goal being measured, and

b.	Participant must meet individual goals in this respective area.
D.	Quality Control is weighted 30%
1.	Quality control refers to the effectiveness of the Corporation’s regulatory examinations, internal audits and credit quality.

2.	Quality Control will be measured in the following three areas:
a.	All Regulatory Examines (10%) must be level 2 or better (pass/fail)

b.	Internal Audits (10%) must be at least passing (pass/fail)

c.	Credit Quality (10%) will be measured in the following two areas
i.	Non-performing assets (5%) less than 1% of average total loans (pass/fail)

ii.	Net charge-offs (5%) less than .65% of average total loans (pass/fail)
3.	The maximum pay out on this quality control is 100%
E.	Other Calculation Provisions
1.	Participants must meet individual organic deposit production goals, if assigned, or their total bonus may be reduced or eliminated.

2.	Except as otherwise specifically approved and directed by the WAL Compensation Committee, and subject to all legal requirements, the aggregate total of the bonuses paid to Participants in each Bank cannot exceed 12.5% of the Net Income for that Bank. If it does, the payments will be pro-rated and re-calculated as a percent of the actual Net Income of the Bank; however, all participants below the level of AVP will be eligible for target (actual bank performance) pay outs prior to proration. The balance remaining after payment to participants below the level of AVP will then be prorated according to the remaining pool and distributed to AVP and above.

3.	A participants bonus may be reduced or eliminated if in the discretion of Management, i) the department’s loan review and/or audits are rated below satisfactory and/or not adhering to safety, soundness, and approved operational procedures, ii) any participant, their branch or department earns a rating of less than “Satisfactory,” iii) the department’s credit underwriting and/or portfolio management practices are rated below “Satisfactory” and/or not adhering to safety and soundness, or iv) the participant, their branch or department has not contributed adequately to the financial results attributed to them.

4.	With the approval of the Incentive Compensation Committee, a participant’s bonus may be increased over his/her assigned Target bonus percentage in order to recognize extraordinary performance. The Division Executive will provide written documentation to the Incentive Compensation Committee to support the recommendation.

WAL
Annual Bonus Plan
F.	Other Administrative Provisions:
1.	This is a discretionary bonus plan and, in order to receive payment of any bonus under this Plan, the participant must be employed by the Bank at the time payment is made, which will be no later than March 15th.

2.	Designation as a Participant in the Plan does not create a contract of employment for any specified time, nor shall such act to alter or amend the Bank’s “at-will” policy of employment.

3.	If any Participant’s performance is rated as falling below job expectations or as less than satisfactory at any time during the Plan Year, or if the Participant is subject to any written disciplinary action, the bonus payment will be reduced or eliminated.

4.	Participants who transfer during the year will participate in the Plan applicable to the department they are in at year-end. If extenuating circumstances arise, exceptions to this policy will be considered on a case by case basis.

5.	A change in officer title occurring during the year will not change the target bonus percentage.

6.	Awards will be paid through the normal payroll process to participants. All awards will be subject to applicable taxes. Awards do not constitute commissions or additional wages, and Participants have no vested interests in the benefits of the Plan, except as expressly provided for herein.

7.	Awards under this Plan will be used in calculating covered earnings for benefit purposes for the 401(k) and Life Insurance Plans but not for Long Term Disability Insurance.

8.	Timely and accurate completion of all business plans, reports, budgets and other planning exercises is required for payment under the Plan.

9.	Acknowledgment from the HR Department that offices and officers have conformed to bank policy in timeliness of annual reviews, controllable turnover, and all other areas of HR administration is required for payment under this Plan.

10.	Performance measurements and statistics will be based on calculations completed by the Finance Division of WAL. Any questions about the results or the bonus calculations must be submitted to the Plan Administrator within 30 days after the calculations have been completed and published, after which time no inquiries will be considered.

11.	Management retains the right in its sole discretion to adjust bonuses to reflect “windfall” changes (i.e., transfer of unusually large accounts or loans between offices, etc.).

12.	This Plan is governed and interpreted by the Plan Administrator, whose decisions shall be final. This is a discretionary program and the Plan Administrator or the Board of Directors of WAL reserves the right to terminate or alter this bonus program at any time.

WAL
Annual Bonus Plan
13.	Participants are eligible to participate in only one annual bonus plan (could also be paid out quarterly), and Management has the discretion to assign any team member to the particular plan it deems appropriate.

14.	The intent of Bank Management is to fairly reward team members for adding value to the Bank. If any adjustments need to be made to allow this Plan to accomplish its purpose, the Incentive Compensation Committee in its sole discretion can make those adjustments.
Sample Calculation:
1.	WAL EPS Performance is weighted 10% at the Bank level

EPS Performance	WAL EPS
Year-end WAL EPS	$.30

% of EPS Target Bonus Paid	100%

See table on page 2
2.	Net Income Growth Performance is weighted 25% at the Bank level

Net Income	TPB
Year-end Net Income Growth	$7.0MM

% of Net Income Target Bonus Paid	100%

See table on p. 2
4.	Organic Deposit Growth Performance is weighted 35% at the Bank level

Organic Deposit Growth	TPB
Organic Deposit Growth	$200MM

% of Organic Deposit Growth Target Paid	125%

See table page 3
5.	Quality Control factors are weighted 30% at the Bank
•	Regulatory Examines (10%) (level 2 or better achieved)

•	Internal Audits (10%) (passing grade on all internal audits)

•	Credit Quality
o	Non-performing assets(5%) less than 1% of average total loans

o	Net charge-offs less than .65% of average total loans
Passed at the 100% level for example purposes

WAL
Annual Bonus Plan
WAL Annual Bonus Payment
Participant has a base salary of $60,000
Target Bonus of 8%
Target Bonus — $4,800.00

EPS		NI		Organic Deposit		Quality Control
	$4,800		$4,800		$4,800		$4,800.
X	10%	X	25%	X	35%	X	30%

	$480		$1,200		$1,680		$1,440
X	100%	X	100%	X	125%	X	100%

	$480		$1,200		$2,100		$1,440
TOTAL PAYOUT IS $480.00+1,200.00+2,100.00+1,440.00 = $5,220.00